UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2011

CONVENIENCE TV INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54210	30-0518293
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

248 Main Street, Venice, CA, 90291	78578
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 331-8777

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 10, 2011, our board of directors and a majority of our stockholders approved to increase our authorized capital. Effective July 20, 2011, our authorized shares of common stock increased from 100,000,000 to 600,000,000 shares of common stock, par value of $0.00001 per share. Our preferred stock remains unchanged.

Effective July 20, 2011, the Nevada Secretary of State accepted for filing of a Certificate of Amendment, wherein we have effected an amendment to our Articles of Incorporation to increase our authorized number of shares of our common stock from 100,000,000 to 600,000,000 shares of common stock, par value of $0.00001 per share.

The increase of our authorized common stock was approved on June 10, 2011 by 54.31% of the holders of our common stock by way of a written consent resolution. Our definitive Schedule 14C, Information Statement, was filed on June 24, 2011.

Item 9.01	Financial Statements and Exhibits

3.01	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVENIENCE TV INC.

/s/ Greg Trevor
Greg Trevor
Chief Financial Officer and Director

Date: July 25, 2011